Exhibit 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

NEWS RELEASE	POC23-0038
FOR IMMEDIATE RELEASE	Tuesday, June 12, 2023

Precision Optics Appoints Wayne Coll as Chief Financial Officer

GARDNER, MA, June 12, 2023. Precision Optics Corporation, Inc. (NASDAQ: POCI), a leading designer and manufacturer of advanced optical instruments for the medical and defense industries, today announced the appointment of Wayne Coll as Chief Financial Officer (CFO), effective June 12, 2023. With a career spanning more than 30 years, Coll is an experienced public company CFO, including experience at publicly-held National Dentex Corporation and Micron Solutions, and privately-held Flowonix Medical Incorporated, Keystone Dental, Modern Dental Laboratory USA and Pluromed. Coll replaces Interim CFO Kevin Dahill.

"Wayne is a results oriented leader and strategic minded executive who will help us efficiently plan and lead the growth of our business,” said Dr. Joe Forkey, CEO of Precision Optics. “Wayne has more than thirty years of experience driving business models of medical device manufacturing companies, executing strategic M&A activities and managing access to capital markets. I believe Wayne will be a strong addition to the Precision Optics executive team as we enter a new phase of growth and maturity.”

Forkey added, "I'd like to thank Kevin for serving as CFO during the last five months. His willingness to take on this interim role for as long as required for us to find the right permanent replacement allowed us to find the ideal candidate in Wayne to fill this role long term."

Coll joins Precision Optics most recently from Flowonix Medical Incorporated where he served as CFO since July 2021. Prior to Flowonix, he was CFO at Micron Solutions, a publicly traded medical devices and contract manufacturer from July 2019 to July 2021; Keystone Dental, a provider of dental implants from October 2018 to May 2019; Modern Dental Laboratory USA, a division of Modern Dental Group LTD from October 2013 to September 2018; Pluromed, a medical device company acquired by Genzyme/Sanofi, from November 2011 to September 2013; and National Dentex Corporation, a publicly traded dental laboratory where he spent nearly 20 years in a variety of finance roles including the last 4 years as CFO. Coll has a BS, BA in accounting from University of Lowell, with an MBA from University of Massachusetts – Lowell.

"I am glad to be joining Precision Optics at this exciting time in the company’s history. With experience working in companies during times of significant internal revenue growth and M&A activities, I look forward to lending my experience to the team as we execute against the company’s strategic growth plans,” Coll commented.

About Precision Optics Corporation

Founded in 1982, Precision Optics is a vertically integrated optics company primarily focused on leveraging its proprietary micro-optics and 3D imaging technologies to the healthcare and defense/aerospace industries by providing services ranging from new product concept through mass manufacture. Utilizing its leading-edge in-house design, prototype, regulatory and fabrication capabilities as well as its Lighthouse Imaging division's electronic imaging expertise and its Ross Optical division's high volume world-wide sourcing, inspecting and production resources, the Company is able to design and manufacture next-generation product solutions to the most challenging customer requirements. Within healthcare, Precision Optics enables next generation medical device companies around the world to meet the increasing demands of the surgical community who require more enhanced and smaller imaging systems for minimally invasive surgery as well as 3D endoscopy systems to support the rapid proliferation of surgical robotic systems. In addition to these next generation applications, Precision Optics has supplied top tier medical device companies a wide variety of optical products for decades, including complex endocouplers and specialized endoscopes. The Company is also leveraging its technical proficiency in micro-optics to enable leading edge defense/aerospace applications which require the highest quality standards and the optimization of size, weight and power. For more information, please visit www.poci.com.

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About Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements which express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by the Company's management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company's annual report on Form 10-K and in other documents we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement, except as required by law.

Company Contact:

PRECISION OPTICS CORPORATION

22 East Broadway

Gardner, Massachusetts 01440-3338

Telephone: 978-630-1800

Investor Contact:

LYTHAM PARTNERS, LLC

Robert Blum

Telephone: 602-889-9700

poci@lythampartners.com

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